As filed with the Securities and Exchange Commission on February 24, 2022

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VAPOTHERM, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-2259298
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Domain Drive, Exeter, New Hampshire	03833
(Address of Principal Executive Offices)	(Zip Code)

Vapotherm, Inc. 2018 Employee Stock Purchase Plan

Vapotherm, Inc. Amended and Restated 2018 Equity Incentive Plan

(Full title of the plan)

James A. Lightman

Senior Vice President and General Counsel

Vapotherm, Inc.

100 Domain Drive

Exeter, NH 03833

(Name and address of agent for service)

(603) 658-0011

(Telephone number, including area code, of agent for service)

Copies requested to:

Amy E. Culbert, Esq.

Fox Rothschild LLP

222 South Ninth Street, Suite 2000

Minneapolis, Minnesota 55402-3338

(612) 607-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (this “Registration Statement”) has been filed by Vapotherm, Inc. (the “Registrant”) to register (i) 261,262 additional shares of common stock, par value $0.001 per share, of the Registrant (the “Common Stock”) available for issuance under the Vapotherm, Inc. 2018 Employee Stock Purchase Plan (the “ESPP”) and (ii) 1,045,050 additional shares of Common Stock available for issuance under the Vapotherm, Inc. 2018 Equity Incentive Plan (the “2018 Plan”). This Registration Statement relates to securities of the same class as those that were previously registered by the Registrant on a Registration Statement on Form S-8 (Reg. No. 333-229327), filed with the Securities and Exchange Commission (the “SEC”) on January 22, 2019 (the “2019 Registration Statement”), a Registration Statement on Form S-8 (Reg. No. 333-236953), filed with the SEC on March 6, 2020 (the “2020 Registration Statement”), and a Registration Statement on Form S-8 (Reg. No. 333-253597), filed with the SEC on February 26, 2021 (the “2021 Registration Statement”).

Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the 2019 Registration Statement, the 2020 Registration Statement and the 2021 Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents which have been previously filed (not furnished) with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022 (File No. 001-38740);

(b)	The Registrant’s Current Report on Form 8-K filed with the SEC on January 4, 2022 (File No. 001-38740); and

(c)

The description of the Common Stock contained in the Description of Securities filed as Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022, including any amendments or reports filed for the purpose of updating such description (File No. 001-38740).

In addition, all other documents filed (not furnished) by the Registrant pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the SEC in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description

3.1	Tenth Amended and Restated Certificate of Incorporation of Vapotherm, Inc. (previously filed as Exhibit 3.1 to the Current Report Form 8-K filed by the Registrant on November 20, 2018 (File No. 001-38740) and incorporated herein by reference).

3.2	Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of Vapotherm, Inc. (previously filed as Exhibit 3.1 to the Current Report Form 8-K filed by the Registrant on June 24, 2020 (File No. 001-38740) and incorporated herein by reference).

3.3	Amended and Restated Bylaws of Vapotherm, Inc. (previously filed as Exhibit 3.2 to the Current Report on Form 8-K filed by the Registrant on November 20, 2018 (File No. 001-38740) and incorporated herein by reference).

5.1	Opinion of Fox Rothschild LLP (filed herewith).

23.1	Consent of Grant Thornton LLP (filed herewith).

23.2	Consent of Fox Rothschild LLP (included within the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1	Vapotherm, Inc. 2018 Employee Stock Purchase Plan (previously filed as Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-227897) and incorporated herein by reference).

99.2	Vapotherm, Inc. Amended and Restated 2018 Equity Incentive Plan (previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 (File No. 001-38740) and incorporated herein by reference).

99.3	Vapotherm, Inc. 2018 Equity Incentive Plan French Qualifying Subplan, dated August 31, 2020 (previously filed as Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 (File No. 001-38740) and incorporated herein by reference).

107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exeter, State of New Hampshire, on February 24, 2022.

VAPOTHERM, INC.

By:	/s/ Joseph Army
Joseph Army
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph Army, John Landry and James A. Lightman, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Vapotherm, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Joseph Army Joseph Army	President and Chief Executive Officer and Director (Principal Executive Officer)	February 24, 2022

/s/ John Landry John Landry	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 24, 2022

/s/ Dorota McKay Dorota McKay	Controller and Chief Accounting Officer (Principal Accounting Officer)	February 24, 2022

/s/ Anthony L. Arnerich Anthony L. Arnerich	Director	February 24, 2022

/s/ Lance A. Berry Lance A. Berry	Director	February 24, 2022

/s/ Lori Knowles Lori Knowles	Director	February 24, 2022

/s/ James W. Liken James W. Liken	Director	February 24, 2022

/s/ Mary Beth Moynihan Mary Beth Moynihan	Director	February 24, 2022

/s/ Donald J. Spence Donald J. Spence	Director	February 24, 2022

/s/ Elizabeth H. Weatherman Elizabeth H. Weatherman	Director	February 24, 2022